EXHIBIT 10

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this 5th day of September 2006, by and between D. Scott Singdahlsen, an individual resident of Colorado ("Singdahlsen"), and PYR Energy Corporation, a Maryland corporation (the "Company").

                                R E C I T A L S:

     A. The Company desires to employ Singdahlsen with the responsibilities and authority as set forth in this Agreement or as determined by the Company's Board of Directors pursuant to this Agreement, and Singdahlsen desires to be employed by the Company on the terms set forth in this Agreement.

     THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Employment and Duties. During the term of this Agreement, Singdahlsen shall work on projects as directed by the Company's Chief Executive Officer (the "CEO") or the Company's Board of Directors (the "Board") and shall develop new exploration/exploitation projects within the context of the Company's business plan and strategy. As requested by the Board and the CEO, Singdahlsen shall assist the Company in marketing prospects to other companies. Singdahlsen has resigned his positions as an officer and director of the Company. Singdahlsen will cooperate in completing unfinished projects and in transitioning matters to new officers and other employees of the Company. Singdahlsen will also provide periodic progress reports to the CEO and the Board as requested by them. The parties agree that Singdahlsen's service with the Company is a full-time position, and Singdahlsen agrees to devote substantially all of his business time and his best efforts to the performance of his responsibilities under this Agreement; provided, however, that the devotion of time to board or committee service for corporate, civic and charitable organizations unaffiliated with the Company and the devotion of limited amounts of time to personal or family investments will not be deemed a breach of this Agreement if such activities do not interfere or conflict with the performance of Singdahlsen's duties hereunder. Singdahlsen shall duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter reasonably establish governing the conduct of its business or its employees. The Company shall provide Singdahlsen with computer hardware and application software necessary for Singdahlsen to perform his duties as mutually agreed. Singdahlsen shall select office space in Parker, Colorado, or elsewhere in the Denver, Colorado metropolitan area that is sufficient for the performance of his duties, which office space shall be satisfactory to the Board. The rent expense for this office space shall be paid by the Company.

     2. Compensation.

          (a) Salary; Withholding. The Company shall pay Singdahlsen a salary of $14,583.33 per month beginning as of August 1, 2006 and through January 31, 2007 and $12,000 per month beginning February 1, 2007, payable in arrears in accordance with the Company's standard payroll procedures as in effect from time to time. The parties shall comply with all applicable withholding requirements in connection with all compensation payable to Singdahlsen hereunder.

          (b) Project Overrides. Singdahlsen shall be eligible for participation in all employee ORRI pool programs and distributions during the term of his employment. In addition, Singdahlsen shall be granted an overriding royalty interest (ORRI) equal to 31.25% of the geologists' ORRI (3% or less) consistent with the Company's ORRI policy on all new projects initiated and generated by

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Singdahlsen, beginning August 1, 2006. Singdahlsen shall also be granted an ORRI equal to 31.25% of the generating geologist's ORRI on the Ryckman project (3%), and he shall participate in the employee ORRI pool on the Mallard project during the Term based on proportionate salary computation of employees. Singdahlsen's salary for such Mallard project computation shall be at 1.5 times his actual salary.

          (c) Vacation. Singdahlsen shall be entitled to such annual vacation time with full pay as the Company may provide in its standard policies and practices for its employees.

          (d) Other Benefits. Singdahlsen shall participate in and have the benefits of all present and future health insurance, life insurance and profit-sharing plans, and all other plans and benefits which the Company now or in the future from time to time makes available to all of its employees.

     3. Business Expenses. The Company shall promptly reimburse Singdahlsen for all appropriately documented, reasonable business expenses incurred by Singdahlsen in accordance with the Company's policies for its employees. However, if as provided in Section 10, the Company has released Singdahlsen to market projects to others in which Singdahlsen would have an interest, the expenses related to marketing of these projects to third parties shall be covered by Singdahlsen.

     4. Term. This Agreement shall commence as of August 1, 2006 and, if not terminated earlier as herein provided, shall expire on July 31, 2007 (the "Term"). On or before July 1, 2007, Singdahlsen shall notify the Board whether he desires to renew this Agreement for an additional one year. If Singdahlsen so notifies the Board that he does wish to renew, then, on or before July 15, 2007, the Board shall notify Singdahlsen whether the Company desires to renew, and if it does, then the Term shall automatically be deemed extended for an additional one year to expire on July 31, 2008. This Agreement may also be extended for two additional one year terms in accordance with the foregoing notice provisions.

     5. Termination by the Company Without Cause. The Company may, by delivering thirty days in advance written notice to Singdahlsen, terminate this Agreement and Singdahlsen's employment at any time and for any reason without Cause (as "Cause" is defined in Section 6 below), or for no reason, by paying to
Singdahlsen:

                    (i) Singdahlsen's salary accrued through the date of termination payable upon termination,

                    (ii) any and all accrued vacation pay, and accrued benefits through the date of termination payable upon termination,

                    (iii) Singdahlsen's salary for the period from the date of termination to end of the Term, payable in one lump sum on the date of termination. Payments to Singdahlsen pursuant to this Section 5(iii) and payments to Singdahlsen pursuant to Sections 9(a) and 9(b) shall be conditioned upon the Company receiving a release from Singdahlsen ( or his representative) of any and all claims that Singdahlsen and his representative may have against the Company and its agents, including its officers, directors, employees, and attorneys, in a form provided by the Company. Singdahlsen shall also be required to return all Company owned information, documents and equipment to the Company upon termination, irrespective of the reason for termination. Without the prior written consent of the Company, which shall not be unreasonably withheld, during any period in which Singdahlsen is receiving payments from the Company pursuant to this Agreement, except as specifically provided in this Agreement, Singdahlsen shall not engage in, directly or indirectly, any business in any territory in which the Company conducts business which is competitive with the Company's business operations, nor shall Singdahlsen solicit any employee or customer of the Company to terminate their relationship with the Company.

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                    (iv) Health benefits shall be payable through July 31, 2007.

                    (v) Any unvested stock options or restricted stock shall immediately vest and become exercisable. Singdahlsen shall have three months from the termination date to exercise any previously unvested stock options.

     6. Termination by the Company for Cause. The Company may terminate this Agreement and Singdahlsen's employment at any time if such termination is for "Cause", as defined below, by delivering to Singdahlsen written notice of termination supported by a reasonably detailed statement of the relevant facts and reason for termination and such termination shall be effective immediately upon delivery of such notice to Singdahlsen. In the event of such termination, the Company shall pay Singdahlsen, no later than the ten days following the date of termination, a lump sum equal to Singdahlsen's accrued base salary through the date of termination, and any and all accrued vacation pay, and accrued benefits through the date of termination. Unvested stock options or restricted stock shall be forfeited by Singdahlsen. For purposes of this Agreement, "Cause" shall exist if (i) Singdahlsen has committed an act of embezzlement, fraud or theft with respect to the property of the Company, (ii) disregarded the rules of the Company so as to cause material loss, damage or injury to, or otherwise to materially endanger, the Company's property, business or employees, (iii) Singdahlsen has abused alcohol or drugs on the job or in a manner affecting his job performance, (iv) Singdahlsen has been found guilty of or has plead nolo contendere to the commission of a felony offense or a misdemeanor offense involving moral turpitude, or (v) Singdahlsen has breached this Agreement or has failed to perform Singdahlsen's duties under this Agreement, including by reason of Singdahlsen's failure to execute the reasonable directives of the Company's Chief Executive Officer or the Board of Directors. Notwithstanding the foregoing sentence, in the event that a failure occurs under clause (v) of the foregoing sentence, "Cause" shall not exist if the failure is the result of Singdahlsen's unwillingness to execute any act which would constitute a violation of existing law, regulation or rule applicable to Company or Singdahlsen, or if the failure is the result of an act of a party or an intervening event outside of Singdahlsen's authority or control.

     7. Voluntary Termination by Singdahlsen. Singdahlsen may terminate this Agreement and Singdahlsen's employment at any time for any reason or no reason upon delivering thirty days' prior written notice to the Company, and no later than the date of termination, the Company shall pay Singdahlsen a lump sum equal to his accrued salary through the date of termination, and any and all accrued vacation pay and accrued benefits through the date of termination. Any unvested stock options or restricted stock shall be forfeited by Singdahlsen.

     8. No Termination by Merger; Transfer of Assets or Dissolution. This Agreement shall not be terminated by any voluntary or involuntary dissolution of the Company or the transfer of all or substantially all the assets of the Company or the merger of the Company with or into another entity.

     9. Termination by Death or Disability.

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          (a) Death. This Agreement shall terminate immediately in the event of the death of Singdahlsen during the term hereof, and the Company, within ten days of receiving notice of such death, shall pay Singdahlsen's estate all salary due or accrued as of the date of his death, and any and all accrued vacation pay and accrued benefits as of the date of death.

          (b) Disability. In the event of mental or physical Disability (as defined below) of Singdahlsen during the term hereof, the Company may terminate this Agreement and Singdahlsen's employment immediately upon written notice to Singdahlsen, and the Company, within ten days following the notice of termination for Disability, shall pay Singdahlsen all salary due or accrued as of the date of such termination, and any and all accrued vacation pay and accrued benefits as of the date of termination. For purposes of this Agreement, "Disability" shall mean a physical or mental condition, verified by a Colorado-licensed physician designated by the Company, which prevents Singdahlsen from carrying out one or more of the material aspects of his assigned duties for at least sixty consecutive days.

     10. Confidential Information. At all times during the Term and for two years following the termination of this Agreement, Singdahlsen shall maintain the confidentiality of proprietary information of the Company.

     11. On new projects generated by Singdahlsen during the Term, if the Company chooses not to pursue a project, upon notice of Singdahlsen's written request, the Company may, in its discretion, grant Singdahlsen the right to market the project to third parties. Such approval by the Company shall not be unreasonably withheld. Any such consent by the Company must be written, and the Company may reserve rights for fees, ORRI's or other interests.

     12. Assignment. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs; provided, however, that Singdahlsen may not delegate any of Singdahlsen's duties under this Agreement.

     13. Miscellaneous.

          (a) Complete Agreement. This Agreement constitutes the entire agreement between the parties and cancels and supersedes all other prior or contemporaneous agreements between the parties which relate to the subject matter contained in this Agreement.

          (b) Modification; Amendment; Waiver. No modification or amendment of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

          (c) Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

          (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (e) Mediation; Waiver of Jury Trial. Any dispute arising out of or relating to this Agreement that cannot be settled by good faith negotiation between the parties will be submitted to a mediator for non-binding mediation in

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Denver, Colorado. If complete agreement cannot be reached within 30 days of submission to mediation, either party may commence litigation in any court of competent jurisdiction, state or federal, located in Denver, Colorado. THE PARTIES HERETO WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

          (f) Notices. All notices and other communications under this Agreement shall be in writing and shall be given in person or by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing, as the case may be, to the respective persons named below:

          If to the Company:    PYR Energy Corporation
                                1675 Broadway, Suite 2450
                                Denver, Colorado  80202
                                Attention:  Board of Directors

          If to Singdahlsen:    D. Scott Singdahlsen
                                PYR Energy Corporation
                                11479 S. Pine Drive
                                Parker, CO  80134

          (g) Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


                            THE COMPANY:  PYR Energy Corporation,
                                          a Maryland corporation


                                          By: /s/ David B. Kilpatrick
                                          --------------------------------------
                                              David B. Kilpatrick
                                              Chairman of the Board of Directors


                            SINGDAHLSEN:      /s/ D. Scott Singdahlsen
                                          --------------------------------------
                                              D. Scott Singdahlsen




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